Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Money Funds, Inc.:

We consent to the use of our report dated February 10, 1998 for the Cash, Government, and Retirement Portfolios of Smith Barney Money Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 21, 1998